UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MONSANTO COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Independent Proxy Advisory Firms ISS and Glass

Lewis Recommend Vote “FOR” Merger with Bayer

December 05, 2016 07:00 AM Eastern Standard Time

ST. LOUIS—(BUSINESS WIRE)—Monsanto Company (NYSE: MON) announced that leading independent proxy advisory firms Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC (Glass Lewis) have both recommended that Monsanto shareowners vote “FOR” the proposal to adopt the Agreement and Plan of Merger providing for the acquisition of Monsanto by Bayer Aktiengesellschaft. Under the terms of the merger agreement, which is being submitted to a vote at a special meeting of Monsanto shareowners to be held on December 13, 2016, Monsanto shareowners will receive $128 per share in cash at the closing of the merger.

“The ISS and Glass Lewis recommendations are consistent with our view that the combination of Bayer and Monsanto represents compelling value for our shareowners, as well as an opportunity to drive innovation for growers around the world. We continue to expect the combination to close by the end of 2017.”

In its recommendation, ISS stated, among other things, that1: “The offer represents a 41.7 percent premium to the unaffected price, a 29.8 percent premium to the three-year median EV/NTM EBITDA multiple, and a 22.7 percent premium to the three-year median NTM P/E multiple. Moreover, the offer does not appear to be opportunistic and no superior proposals have been publicly disclosed, despite a reasonable 3.3 percent termination fee. In light of these factors and the certainty of value inherent in cash consideration, support for this proposal is warranted.”

In its recommendation, Glass Lewis stated, among other things, that1: “On balance, we believe that the Company conducted a reasonably thorough strategic review process prior to agreeing to the proposed merger with Bayer. Further, we believe that the cash consideration provides shareholders with a fairly attractive exit valuation and premium for their Monsanto shares. The merger agreement also includes a $2.0 billion reverse termination fee potentially payable by Bayer, which helps to mitigate some of the regulatory risk of the deal from the perspective of the Company and its shareholders. Based on these factors and absent a superior competing offer, we believe that the proposed merger warrants shareholder support at this time.”

Commenting on the proxy advisors’ reports, Hugh Grant, Monsanto Chairman and Chief Executive Officer, noted, “The ISS and Glass Lewis recommendations are consistent with our view that the combination of Bayer and Monsanto represents compelling value for our shareowners, as well as an opportunity to drive innovation for growers around the world. We continue to expect the combination to close by the end of 2017.”

The adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting and is a condition to the completion of the merger. A failure to vote or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. All shareowners are asked to vote “FOR” the proposal to adopt the merger agreement as soon as possible.

MONSANTO SHAREOWNERS – PLEASE VOTE TODAY

If you have questions or require assistance in submitting your proxy or voting your shares, please contact Monsanto’s proxy solicitor:

MORROW

SODALI

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms Call: (203) 658-9400

Shareowners Call Toll Free: (800) 662-5200

Email: MON.info@morrowsodali.com

About Monsanto Company

Monsanto is committed to bringing a broad range of solutions to help nourish our growing world. We produce seeds for fruits, vegetables and key crops – such as corn, soybeans, and cotton – that help farmers have better harvests while using water and other important resources more efficiently. We work to find sustainable solutions for soil health, help farmers use data to improve farming practices and conserve natural resources, and provide crop protection products to minimize damage from pests and disease. Through programs and partnerships, we collaborate with farmers, researchers, nonprofit organizations, universities and others to help tackle some of the world’s biggest challenges. To learn more about Monsanto, our commitments and our more than 20,000 dedicated employees, please visit: discover.monsanto.com and monsanto.com. Follow our business on Twitter® at twitter.com/MonsantoCo, on the company blog, Beyond the Rows® at monsantoblog.com or subscribe to our News Release RSS Feed.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”), Monsanto filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed transaction on November 10, 2016, and has mailed the definitive proxy statement and proxy card to Monsanto’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Monsanto with the SEC free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com. In addition, the documents may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which was filed with the SEC on October 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2016 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

[1]	Permission to use quotation neither sought nor obtained.

Contacts

Monsanto Company

Media:

Sara Miller, 314-694-5824

or

Investors:

Laura Meyer, 314-694-8148

Recent Business Developments Focus on Delivering Innovation To Farmers, Global Agriculture

FOCUSED FORWARD Business combinations invest in new benefits for the farm

Expanded Offerings:

- Developments focus on investing in wide array of new ag applications to drive productivity, on-farm sustainability

Improved Profitability:

- Developments focus on identifying ways to improve utilization of inputs, reduce input costs, maximize on-farm profitability

Pace of Innovation:

- Developments focus on improving R&D time to market, testing combinations earlier, delivering innovations faster

Advancing Together

BAYER MONSANTO

- *Definitive merger agreement announced Sept. 14, 2016*
- *Bayer/Monsanto combination will allow greater R&D investment*
- *Focuses on development of enhanced solutions for farmers*
- *Creates greater opportunity to serve farmers globally*

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”), Monsanto filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed transaction on November 10, 2016, and has mailed the definitive proxy statement and proxy card to Monsanto’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Monsanto with the SEC free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com. In addition, the documents may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which was filed with the SEC on October 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2016 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.